SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2005

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


              On December 1, 2005, the company entered into an Amended and Restated Research, Development and License Agreement with Wyeth (formerly American Home Products Corporation). Under the previous agreement, effective September 2, 1994 as amended January 16, 1996, May 24, 1996, September 2, 1997 and September 9, 1999 (collectively the "Prior Agreement"), Wyeth and Ligand engaged in a joint research and development effort to discover and/or design small molecule compounds which act through the estrogen and progesterone receptors and to develop pharmaceutical products from such compounds. Wyeth sponsored certain research and development activities to be carried out by Ligand and Wyeth may commercialize products resulting from the joint research and development subject to certain milestone and royalty payments.


         The parties agreed to amend and restate the Prior Agreement principally to better define, simplify and clarify the universe of research compounds resulting from the research and development efforts of the parties, combine and clarify categories of those compounds and related milestones and royalties and resolve a number of milestone payment issues that had arisen.

         Among other things, the Amended and Restated Agreement:

        1. More precisely defines and lists the Research Compounds covered by the agreement;

        2. Combines into a single category certain prior categories of Research Compounds (other than Wyeth Compounds) that were previously subject to different milestones and royalties;

        3. Sets forth new, blended milestone and royalty payment rates for the combined categories;

        4. Calls for Wyeth to pay Ligand $1,840,000, representing the difference between amounts paid under the old compound categories versus the amounts due under the new, single category;

        5. Returns to Wyeth the rights to certain compounds that were screened at Ligand but are not under development;

        6. Amends and clarifies certain development reporting obligations, patent prosecution rights and obligations and resolves an overlap in patent applications for certain compounds (other than Wyeth Compounds).


The Amended and Restated Agreement does not materially change the prior rights and obligations of the parties with respect to Wyeth Compounds, e.g. bazedoxifene, in late stage development for osteoporosis.

The description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement, a copy of which the company intends to file the Amended and Restated Agreement with its annual report on form 10-K for the year ending December 31, 2005, requesting confidential treatment of certain portions.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                                   LIGAND PHARMACEUTICALS INCORPORATED




    Date : December 7, 2005        By:      /s/ Warner R. Broaddus
                                   Name:    Warner R. Broaddus
                                   Title:   Vice President, General Counsel &
                                            Secretary